UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017 (July 12, 2017)

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 798-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Shareholders held on July 12, 2017 (the “Special Meeting”), the shareholders of Fortress Investment Group LLC (the “Company”) voted on the matters described below.

1. The Company’s shareholders adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated February 14, 2017, by and among the Company, SB Foundation Holdings LP, a Cayman Islands exempted limited partnership (“Parent”), and Foundation Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), thereby approving the transactions contemplated by the Merger Agreement, including the merger (the “Merger”) of Merger Sub with and into the Company (the “Merger Agreement Proposal”). The numbers of shares that voted for, against, abstained from voting for or against, and represented broker non-votes with respect to the Merger Agreement Proposal are summarized in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes*
244,366,242	293,515	379,841	0

2. The Company’s shareholders approved, on a non-binding, advisory basis, certain compensation that will or may become payable by the Company to its named executive officers in connection with the Merger (the “Compensation Proposal”). The numbers of shares that voted for, against, abstained from voting for or against, and represented broker non-votes with respect to the Compensation Proposal are summarized in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes*
239,937,232	2,841,836	2,260,530	0

In connection with the Special Meeting, the Company also solicited proxies with respect to the postponement of the Special Meeting to a later date, if necessary or appropriate, to allow the board of directors of the Company to solicit additional proxies if there are holders of an insufficient number of Class A shares and Class B shares present or represented by proxy at the Special Meeting to constitute a quorum at the Special Meeting (the “Postponement Proposal”). Because the Merger Agreement Proposal was approved, the Postponement Proposal was not needed and, therefore, no vote was taken on the Postponement Proposal.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission on June 7, 2017, and first mailed to the Company’s shareholder on or about June 12, 2017.

As of the close of business on June 6, 2017, the record date for the Special Meeting, there were 218,008,370 Class A shares and 169,207,335 Class B shares of the Company outstanding and entitled to vote, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, 75,832,263 Class A shares and 169,207,335 Class B shares of the Company, representing approximately 63.3% of the Company’s Class A shares and Class B shares, voting together as a single class, outstanding and entitled to vote, were present in person or by proxy, which constituted a quorum to conduct business.

Item 8.01.	Other Events.

On July 12, 2017, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release, dated July 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

/s/ David N. Brooks
David N. Brooks
General Counsel

Date: July 12, 2017

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated July 12, 2017.